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                                                                   Exhibit 23(b)


                        Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333- ) filed by ReliaStar Financial Corp. for the registration of 6,650,557 shares of its common stock and to the incorporation by reference therein of our report dated February 23, 1997, with respect to the consolidated financial statements and schedule of Security-Connecticut Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP

Hartford, Connecticut
May 20, 1997